    As filed with the Securities and Exchange Commission on September 8, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 MICRO-ASI, INC.
             (Exact name of registrant as specified in its charter)


           TEXAS                                            75-2586030
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)


                           12655 N. CENTRAL EXPRESSWAY
                                   SUITE 1000
                               DALLAS, TEXAS 75231
                                 (972) 392-9636
              (Address of registrant's principal executive offices)


                     MICRO-ASI, INC. 1999 STOCK OPTION PLAN

                  MICRO-ASI, INC. EMPLOYEE STOCK PURCHASE PLAN

                    MISCELLANEOUS STOCK OPTIONS AND WARRANTS
                              (Full title of plans)

                                   ----------




          Joel E. Claybrook                                Copy to:
Vice Chairman and Chief Executive Officer              David G. McLane, Esq.
             Micro-ASI, Inc.                          Gardere & Wynne, L.L.P.
 12655 N. Central Expressway, Suite 1000            1601 Elm Street, Suite 3000
           Dallas, Texas 75231                          Dallas, Texas 75201
             (972) 392-9636                               (214) 999-4607

          (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)




                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

          TITLE OF EACH CLASS                                 PROPOSED MAXIMUM
          OF SECURITIES TO BE             AMOUNT TO BE       OFFERING PRICE PER     PROPOSED MAXIMUM       AMOUNT OF
              REGISTERED                   REGISTERED             SHARE (4)        AGGREGATE OFFERING   REGISTRATION FEE
          --------------------            -------------      ------------------    ------------------   ----------------
Common Stock, $.001 par value........      10,000,000 (1)            $0.7351         $ 7,351,400

Common Stock, $.001 par value........         500,000 (2)            $0.5419         $   270,950

Common Stock, $.001 par value........       3,375,000 (3)            $1.0000         $ 3,375,000


    Totals...........................      13,875,000                                $10,997,350             $2,904

===================================================================================================================================

(1) Includes 4,000,000 shares subject to options previously granted under the Micro-ASI, Inc. 1999 Stock Option Plan.

(2) Shares subject to stock purchase rights which may be granted under the Micro-ASI, Inc. Employee Stock Purchase Plan.

(3) Shares subject to miscellaneous previously granted employee and consultant options and warrants.

(4) With respect to shares subject to options previously granted, the Proposed Maximum Offering Price per Share is calculated pursuant to Rule 457(h) and, as such, is based upon the exercise price of each outstanding option. With respect to shares subject to options and stock purchase rights not yet granted, the Proposed Maximum Offering Price per Share is estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $.5419 per share, the book value of the Registrant's common stock on June 30, 2000.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

ITEM 1.  PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

----------

      *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed by Micro-ASI, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference in this registration statement.

          (1) The Registrant's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1999 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-27027).

          (2) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 10SB/A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters in connection with the shares of Common Stock offered hereby are being passed upon for the Registrant by Gardere & Wynne, L.L.P. Attorneys in the firm participating in the preparation of the Registration Statement own or may acquire upon exercise of options an aggregate of 350,000 shares of Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article IX of the Company's Restated Articles of Incorporation provides for director liability indemnification. It states that the director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty of care or other duty as a director except for certain acts or omissions. (See Article IX of the Company's Articles of Incorporation.) It also provides for limitation of liability to the fullest extent permitted by the Texas Business Corporation Act for the Company's directors.

Article 8 of the Company's Bylaws provides for indemnification permitted by Section G of Article 2.02-1 of the Texas Business Corporation Act or any successor statute for its Officers and Directors. (See Article 8 of the Company's Bylaws).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.



 5.1* --    Opinion of Gardere & Wynne, L.L.P., counsel for the Registrant.



23.1* --    Consent of Ernst & Young LLP, independent accountants for the
            Registrant.


23.2  --    Consent of Gardere & Wynne, L.L.P. (included in Exhibit 5.1).


24.1* --    Power of Attorney (included on signature page on page 6)

----------


    *    Filed herewith.

ITEM 9.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 8th day of September, 2000.

                                       MICRO-ASI, INC.
                                       (Registrant)


                                       By: /s/ Joel E. Claybrook
                                          -------------------------------------
                                              Joel E. Claybrook
                                              Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joel E. Claybrook and Cecil E. Smith, Jr. and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below in the City of Dallas, State of Texas, on the 8th day of September, 2000.


                       SIGNATURE                                      TITLE                          DATE
                       ---------                                      -----                          -----
                 /s/ Joel E. Claybrook                           Vice Chairman,                September 8, 2000
----------------------------------------------              Chief Executive Officer,
                   Joel E. Claybrook                  Chief Financial Officer, and Director
                                                     (Principal Executive, Financial and
                                                               Accounting Officers)


                /s/ Cecil E. Smith, Jr.                            Director and                September 7, 2000
----------------------------------------------                Chairman of the Board
                  Cecil E. Smith, Jr.


                   /s/ James Hamner                                 Director                   September 7, 2000
----------------------------------------------
                     James Hamner


                  /s/ Meng-Sheng Lin                                Director                   September 7, 2000
----------------------------------------------
                    Meng-Sheng Lin


                                                                    Director                   September __, 2000
----------------------------------------------
                      Bart Stuck


                                                                    Director                   September __, 2000
----------------------------------------------
                   Jeffrey D. Warren


                   /s/ Myles Welborn                                Director                   September 7, 2000
----------------------------------------------
                     Myles Welborn

                                INDEX TO EXHIBITS




5.1*  --  Opinion of Gardere & Wynne, L.L.P., counsel for the Registrant.


23.1* --  Consent of  Ernst & Young LLP, independent accountants for the
          Registrant.

23.2  --  Consent of Gardere & Wynne, L.L.P. (included in Exhibit 5.1).


24.1* --  Power of Attorney (included on signature page on page 6)

---------

*       Filed herewith.